Exhibit 5

                                            September 7, 2005

Catalyst Lighting Group, Inc.
7700 Wyatt Drive
Fort Worth, Texas 76108

Gentlemen:

We have acted as counsel to Catalyst Lighting Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of a total of 1,500,000 shares (the "Shares") of its common stock, $0.01 par value per share (the "Common Stock"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company's Certificate of Incorporation and By-Laws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when paid for in accordance with the terms and conditions pursuant to which the options for such Shares was issued, will have been duly and validly issued, fully paid and non-assessable shares of the Common Stock, free of preemptive rights.

Our opinion is limited to the applicable provisions of the Delaware Constitution, the General Corporation Laws of the State of Delaware and the reported judicial decisions interpreting those laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.

                                            Very truly yours,

                                            /s/ Feldman Weinstein LLP

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